                                                                 Exhibit 10.1.40


                                    AGREEMENT
                   FOR LOCAL WIREL1NE NETWORK INTERCONNECTION
                                       AND
                                 SERVICE RESALE
                                     BETWEEN

                            CADY TELEMANAGEMENT, INC.
                                       AND
                          U S WEST COMMUNICATIONS, INC.

                                                               Contract - Part A

                                TABLE OF CONTENTS

SECTION                                                                                                 PAGE
PREAMBLE                                                                                                   I

RECITALS AND PRINCIPLES                                                                                    I

SCOPE OF AGREEMENT                                                                                         2

PART I: GENERAL TERMS AND CONDITIONS                                                                       3

1. TERM                                                                                                    3

2. PAYMENT                                                                                                 5

3.TAXES                                                                                                    5

4. AUDITS AND INSPECTIONS                                                                                  5

5. INDEMNIFICATION                                                                                         7

6. RESPONSIBILITY FOR ENVIRONMENTAL CONTAMINATION                                                          8

7. LIMITATION OF LIABILITY                                                                                 8

8. REMEDIES FOR FAILURE TO MEET DMOQS                                                                      9

9. WARRANTIES                                                                                             10

10. NON-EXCLUSIVE REMEDIES                                                                                13

11. DISPUTE RESOLUTION                                                                                    14

12. NONDISCLOSURE/CONFIDENTIALITY AND PROPRIETARY INFORMATION                                             15

13. OPTION TO OBTAIN LOCAL SERVICES OR NETWORK ELEMENTS
   UNDER OTHER AGREEMENT                                                                                  17

                                                               Contract - Part A

14. CUSTOMER CREDIT HISTORY                                                                               17

15. BRANDING                                                                                              17

16. PATENTS, TRADEMARKS                                                                                   18

17. PUBLICITY AND ADVERTISING                                                                             18

18. FORCE MAJEURE                                                                                         18

19. WAIVER                                                                                                19

20. GOVERNING LAW/COMPLIANCE WITH LAWS                                                                    19

21. NO THIRD PARTY BENEFICIARIES                                                                          20

22. RESPONSIBILITY OF EACH PARTY                                                                          21

23. ASSIGNMENT/SUBCONTRACTING                                                                             21

24. ENTIRE AGREEMENT                                                                                      22

25. SEVERABILITY                                                                                          22

26. AMENDMENTS                                                                                            22

27. HEADING OF NO FORCE OR EFFECTS                                                                        22

28. NOTICES                                                                                               23

29. INTENTIONALLY DELETED                                                                                 24

30. EXECUTED IN COUNTERPARTS                                                                              24

31. REFERENCED DOCUMENTS                                                                                  24

32. SURVIVAL                                                                                              24

33. SUCCESSORS AND ASSIGNS                                                                                24

                                                               Contract - Part A

PART II: LOCAL SERV1CES RESALE

34. INTRODUCTION                                                                                          25

35. LOCAL SERVICES RESALE                                                                                 25

PART III: UNBUNDLED NETWORK ELEMENTS

36. INTRODUCTION                                                                                          27

37. UNBUNDLED NETWORK ELEMENTS                                                                            27

PART IV: ANCILLARY FUNCTIONS

38. INTRODUCTION                                                                                          36

39. USWC PROVISION OF ANCILLARY FUNCTIONS                                                                 36

40. STANDARDS FOR ANCILLARY FUNCTIONS                                                                     38

PART V: PRICING

41. GENERAL PRINCIPLES                                                                                    39

42. PRICE SCHEDULES                                                                                       40

43. RESERVATION OF RIGHTS                                                                                 41

                                                               Contract - Part A


ATTACHMENTS

ATTACHMENT I        INTENTIONALLY DELETED

ATTACHMENT 2        SERVICES DESCRIPTION. TOTAL SERVICES RESALE

ATTACHMENT 3        SERVICES DESCRIPTION: UNBUNDLED NETWORK ELEMENTS

ATTACHMENT 4        SERVICES DESCRIPTION: ANCILLARY FUNCTIONS

ATTACHMENT 5        PROVISIONING AND ORDERING

ATTACHMENT 6        MAINTENANCE

ATTACHMENT 7        CONNECTIVITY BILLING AND RECORDING

ATTACHMENT 8        PROVISION OF CUSTOMER USAGE DATA

ATTACHMENT 9        LOCAL NUMBER PORTABILITY

ATTACHMENT 10       NETWORK SECURITY

ATTACHMENT 11       CREDIT FOR FAILURE TO MEET DMOQS

ATTACHMENT 12       DEFINITIONS AND ACRONYMS



SCHEDULES

SCHEDULE I          TOTAL SERVICES RESALE PRICING

SCHEDULE 2          UNBUNDLED NETWORK ELEMENTS PRICING

SCHEDULE 3          COLLOCATION PRICING

                                                               Contract - Part A

                                   AGREEM ENT
                   FOR LOCAL W1RELINE NETWORK INTERCONNECTION
                                       AND
                                 SERVICE RESALE

          Pursuant to this Agreement for Local Wireline Network Interconnection and Service Resale (this "Agreement"), by Cady Telemanagement, Inc. ("CMTI" or "Reseller", as applicable), on behalf of itself and its Affiliates, a Competitive Local Exchange Carrier, and U S WEST Communications, Inc. ("USWC"), on behalf of itself and its Affiliates, (collectively, "the Parties") will extend certain arrangements to one another within each LATA in which they both operate within the state of Minnesota (the "State").

                              RECITALS & PRINCIPLES

          WHEREAS, interconnection between competing Local Exchange Carriers ("LECs") is necessary for the termination of each carrier's originating traffic on the other carrier's network; and

         WHEREAS, The Telecommunications Act of 1996 (the "Act") was signed into law on February 8,1996; and

          WHEREAS, the Act places certain duties and obligations upon, and grants certain rights to, Telecommunications Carriers; and

          WHEREAS, USWC is an Incumbent Local Exchange Carrier or has a majority ownership interest in local exchange companies ("LEGs") which are Incumbent Local Exchange Carriers; and

          WHEREAS, USWC for itself and its Affiliates is willing to sell unbundled Network Elements and Ancillary Functions and additional features, as well as services for resale, on the terms and subject to the conditions of this Agreement; and

         WHEREAS, CMTI is a Telecommunications Carrier and has requested that USWC negotiate an Agreement with CMTI for the provision of interconnection and unbundled Network Elements (including Ancillary Functions and additional features) pursuant to the Act and in conformance with USWC's duties under the Act; and

         WHEREAS, the USWC and AT&T had certain unresolved issues at the time they entered into a final contract, the Minnesota Public Utilities Commission (the "Commission"), pursuant to 47 U.S.C. Section 252(b) has arbitrated and resolved those

                                                               Contract - Part A

disputed issues. This Agreement reflects that resolution, as well as the Parties' negotiations, and is subject to the continuing jurisdiction of the Commission; and

          WHEREAS, the Parties are subject to the laws of the State of Minnesota and the United States with respect to the provision of telephone service, contract terms should be interpreted to be consistent with applicable laws; and

          WHEREAS, the Parties have arrived at this Agreement;

NOW, THEREFORE, in consideration of the mutual provisions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, CMTI and USWC hereby covenant and agree as follows:

                               SCOPE OF AGREEMENT

          A. This Agreement sets forth the terms, conditions and prices under which USWC agrees to provide to CMTI: (i) services for resale (hereinafter referred to as "Local Services"), and (ii) certain unbundled Network Elements, Ancillary Functions and additional features (hereinafter collectively referred to as "Network Elements") or combinations of such Network Elements ("Combinations") for CMTI's own use or for resale to others, and for purposes of offering voice, video, or data services of any kind, including, but not limited to, local exchange services, intrastate toll services, and intrastate and interstate exchange access services.

          This Agreement also sets forth the terms and conditions for the interconnection of CMTI's network to USWC's network and the reciprocal compensation for the transport and termination of telecommunications. USWC may fulfill the requirements imposed upon it by this Agreement by itself or may cause its Affiliates to take such actions to fulfill the responsibilities. Unless otherwise provided in this Agreement, USWC will perform all of its obligations hereunder throughout its entire service area.

          The Network Elements, Combinations or Local Services provided pursuant to this Agreement may be connected to other Network Elements, Combinations or Local Services provided by USWC or to any Network Elements, Combinations or Local Services provided by CMTI itself or by any other vendor.

          Subject to the requirements of this Agreement, CMTI may, at any time, add, delete, relocate or modify the Local Services, Network Elements or Combinations purchased hereunder. USWC will not discontinue any Network Element, Combination or Local Service provided hereunder without the prior approval of the Commission.

                                                               Contract - Part A

          B. In the performance of their obligations under this Agreement, th~e Parties shall act in good faith and consistently with the intent of the Act. Where notice, approval or similar action by a Party is permitted or required by any provision of this Agreement (including, without limitation, the obligation of the Parties to further negotiate the resolution of new or open issues under this Agreement), such action shall not be unreasonably delayed, withheld or conditioned.

          C. USWC shall not reconfigure, reengineer or otherwise redeploy its network in a manner which would impair CMTI's ability to offer Telecommunications Services in the manner contemplated by this Agreement, the Act or the FCC's Rules and Regulations. USWC agrees that all obligations undertaken pursuant to this Agreement, -including, without limitation, performance standards, intervals, and technical requirements are material obligations hereof and that time is of the essence.

                      PART I: GENERAL TERMS AND CONDITIONS

1.        TERM

          1.1 When executed by authorized representatives of USWC and CMTI, this Agreement shall become effective as of the date ordered by the Commission under 47 U.S.C. Section 252(e)(1) (the "Effective Date").

          1.2 USWC shall give CMTI notice of the impending expiration of this Agreement (or any renewable term thereof) ninety (90) days before such expiration. CMTI shall have the right to extend the term of this Agreement, upon mutual agreement with USWC, for successive one-year periods ("Renewal Year") upon expiration of the initial term or any subsequent Renewal Year. If the Parties cannot agree to renewal of this Agreement, any Party can petition the Commission for arbitration of any outstanding issues. At the expiration of the term of this Agreement, or any renewal thereof, this Agreement shall continue in effect, on a month-to-month basis, at the same terms, conditions and prices as those in effect at the end of the latest term, or renewal, until terminated by CMTI.

          1.3 CMTI may elect, at any time, to terminate this entire Agreement, at CMTI's sole discretion, upon sixty (60) days' written notice to USWC. In such case, CMTI's liability shall be limited to payment of the amounts due for Network Elements, Combinations and Local Services provided up to and including the date of termination. USWC recognizes that the Network Elements, Combinations and Local Services provided hereunder are vital to CMTI and must be continued without interruption, and that upon the termination or expiration of this Agreement, CMTI may itself provide or retain another vendor to provide such comparable Network Elements, Combinations or Local Services. USWC agrees to cooperate in an orderly and efficient transition to

                                                               Contract - Part A

CMTI or another vendor. USWC further agrees to coordinate the orderly tratisition to CMTI or another vendor such that the level and quality of the Network Elements, Combinations and Local Services are not degraded and to exercise its best efforts to effect an orderly and efficient transition. CMTI may terminate any Local Service(s), Network Element(s) or Combination(s) provided under this Agreement upon thirty (30) days' written notice to USWC, unless a different notice period or different conditions are specified for termination of such Local Service(s), Network Element(s) or Combination(s) in this Agreement, in which event such specific period and conditions shall apply.

          1.4 In the event of a breach of any material provision of this Agreement by either Party, the non-breaching Party shall give the breaching Party written notice thereof, and to the Minnesota Public Utilities Commission, and:
and:

                  1.4.1 If such material breach is for non-payment of amounts due hereunder pursuant to Attachment 7, Section 13, the breaching Party shall cure such breach within thirty (30) days of receiving such notice. The non-breaching Party shall be entitled to pursue all available legal and equitable remedies for such breach. Amounts disputed in good faith and withheld or set off shall not be deemed "amounts due hereunder" for the purpose of this provision.

                  1.4.2 If such material breach is for any failure to perform in accordance with this Agreement, which, in the sole judgment of the non-breaching Party, adversely affects the non-breaching Party's subscribers, the non-breaching Party shall give notice of the breach and the breaching Party shall cure such breach to the non-breaching Party's reasonable satisfaction within ten (10) days or within a period of time equivalent to the applicable interval required by this Agreement, whichever is shorter, and if the breaching Party does not, the non-breaching Party may, at its sole option, terminate this Agreement, or any parts hereof. The non-breaching Party shall be entitled to pursue all available legal and equitable remedies for such breach. For the purpose of this Subsection 1.4.2, notice may be given electronically or by facsimile and in such case shall be deemed received when sent.

                   1.4.3 If such material breach is for any other failure to perform in accordance with this Agreement, the breaching Party shall cure such breach to the non-breaching Party's reasonable satisfaction within forty-five
(45) days, and if the breaching Party does not, the non-breaching Party may, at its sole option, terminate this Agreement, or any parts hereof. The non-breaching Party shall be entitled to pursue all available legal and equitable remedies for such breach.

                                                               Contract - Part A

          1.5 In the event of a termination as described in this Section 1, for service arrangements made available under this Agreement and existing at the time of termination, those arrangements shall continue without interruption. Neither Party shall disconnect service to the other Party without first obtaining Commission approval.

2.        PAYMENT AND DEPOSIT

          2.1 Amounts payable under this Agreement are due and payable within thirty (30) days after the receipt of USWC's invoice unless properly disputed under this Agreement or applicable Tariff.

          2.2 USWC may require a suitable deposit to be held by USWC as a guarantee for payment of USWC's charges for companies which cannot demonstrate sufficient financial integrity based on commercially reasonable standards, which may include a satisfactory credit rating as determined by a recognized credit rating agency reasonably acceptable to USWC.

          2.3 When the service is terminated or when CMTI has established satisfactory credit, if required under the terms of the preceding paragraph, the amount of the initial or additional deposit, with any interest due, will, at CMTI's option, be either credited to CMTI's account or refunded. Satisfactory credit for CMTI is defined as twelve (12) consecutive months' service as a reseller without a termination for nonpayment and with no more than one (1) notification of intent to terminate service for nonpayment. Interest on the deposit shall be accumulated by USWC at a rate equal to the prime rate, as published in the Wall Street Journal from time to time.

3.        TAXES

          3.1 Any federal, state or local excise, sales or use taxes (excluding any taxes levied on income) resulting from the performance of this Agreement shall be borne by the Party upon which the obligation for payment is imposed under applicable law, even if the obligation to collect and remit such taxes is placed upon the other Party. Any such taxes shall be shown as separate items on applicable billing documents between the Parties. The Party so obligated to pay any such taxes may contest the same in good faith, at its own expense, and shall be entitled to the benefit of any refund or recovery, provided that such Party shall not permit any lien to exist on any asset of the other Party by reason of the contest. The Party obligated to collect and remit the taxes shall cooperate in any such contest by the other Party.

4.        GATEWAY AUDITS AND INSPECTIONS

          4.1 As used herein "Audit" shall mean a comprehensive review of gateway services performed under this Agreement; "Examination" shall mean an inquiry into a specific element of or process related to gateway services performed under this

                                                               Contract - Part A

Agreement. CMTI may perform up to four (4) Audits per 12-month period commencing with the Effective Date. CMTI may perform Examinations as CMTI deems necessary. As used herein, gateway(s) refers to data used in the billing process for services performed and facilities provided and data relevant to the provisioning and maintenance for services performed or facilities provided.

          4.2 Upon thirty (30) days' written notice by CMTI to USWC, CMTI shall have the right through its authorized representative to make an Audit or Examination, during normal business hours, of any records, accounts and processes which contain information related to the gateway services provided and performance standards agreed to under this Agreement. Within the above described 30-day period, the Parties shall reasonably agree upon the scope of the Audit or Examination, the documents and processes to be reviewed, and the time, place and manner in which the Audit or Examination shall be performed. USWC agrees to provide Audit or Examination support, including appropriate access to and use of USWC's facilities (e.g., conference rooms, telephones, copying machines). USWC shall have the right to assert that any books, records or other documents made available to CMTI for the purpose of conducting an Audit are proprietary and confidential. In the event of such an assertion, USWC shall have the right to require CMTI to enter into a protective or non-disclosure agreement relating to such books, records or other documents prior to their disclosure to CMTI.

          4.3 Each Party shall bear its own expenses in connection with the conduct of the Audit or Examination. The reasonable cost of special data extractions required by CMTI to conduct the Audit or Examination will be paid for by CMTI. For purposes of this Section 4.3, a "Special Data Extraction" shall mean the creation of an output record or informational report (from existing data files) that is not created in the normal course of business. If any program is developed to CMTI's specifications and at CMTI's expense, CMTI shall specify at the time of request whether the program is to be retained by USWC for reuse for any subsequent CMTI Audit or Examination. Notwithstanding the foregoing, USWC shall pay all of CMTI's expenses in the event an Audit or Examination results in an adjustment in the charges or in any invoice paid or payable by CMTI hereunder in an amount that is, on an annualized basis, greater than one percent (1 %) of the aggregate charges for all gateway services purchased under this Agreement.

          4.4 Adjustments, credits or payments shall be made and any corrective action shall commence within thirty (30) days from USWC's receipt of the final audit report to compensate for any errors or omissions which are disclosed by such Audit or Examination and are agreed to by the parties. The highest interest rate allowable by law for commercial transactions shall be assessed and shall be computed by compounding daily from the time of the overcharge to the day of payment.

                                                               Contract - Part A

          4.5 Neither such right to examine and audit nor the right to receive an adjustment shall be affected by any statement to the contrary appearing on checks or otherwise, unless such statement expressly waiving such right appears in writing, is signed by the authorized representative of the Party having such right and is delivered to the other Party in a manner sanctioned by this Agreement.

          4.6 This Section 4 shall survive expiration or termination of this Agreement shall for a period of two (2) years after expiration or termination of this Agreement.

5.        INDEMNIFICATION.

          5.1 Each of the Parties agrees to release, indemnify, defend and hold harmless the other Party and each of its officers, directors, employees and agents (each, an "Indemnitee") from and against and in respect of any loss, debt, liability, damage, obligation, claim, demand, judgment or settlement of any nature or kind ("Claim") arising out of, resulting from or based upon any pending or threatened claim, action, proceeding or suit by any third party known or unknown, liquidated or unliquidated, including, but not limited to, costs and attorneys' fees, accounting or otherwise, whether suffered, made, instituted or asserted by any other party or person alleging any breach of any representation, warranty or covenant made by such indemnifying Party (the "Indemnifying Party") in this Agreement, for invasion of privacy, personal injury to or death of any person or persons, or for loss, damage to, or destruction of property, whether or not owned by others, resulting from the Indemnifying Party's performance, breach of Applicable Law, or the actions or status of its employees, agents and subcontractors; for actual or alleged infringement of any patent, copyright, trademark, service mark, trade name, trade dress, trade secret or any other intellectual property right, now known or later developed (referred to as "Intellectual Property Rights"), or for failure to perform under this Agreement, regardless of the form of action.

          5.2 The indemnification provided herein shall be conditioned upon the following:

                   Whenever a Claim shall arise for indemnification under this
Section 5, the relevant Indemnitee, as appropriate, shall promptly notify the Indemnifying Party and request the Indemnifying Party to defend the same. Failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of any liability the Indemnifying Party might have, except to the extent that such failure prejudices the Indemnifying Party's ability to defend such Claim.

                   The Indemnifying Party shall have the right to defend against such liability or assertion, in which event the Indemnifying Party shall give written notice to the Indemnitee of acceptance of the defense of such Claim and the identity of counsel selected by the Indemnifying Party. Except as set forth below, such notice to the

                                                               Contract - Part A

relevant Indemnitee shall give the Indemnifying Party full authority to defen~i, adjust, compromise or settle such Claim with respect to which such notice shall have been given, except to the extent that any compromise or settlement shall prejudice the Intellectual Property Rights of the relevant Indemnitees. The Indemnifying Party shall consult with the relevant Indemnitee prior to any compromise or settlement that would affect the Intellectual Property Rights or other rights of any Indemnitee, and the relevant Indemnitee shall have the right to refuse such compromise or settlement and, at the refusing Party's or refusing Parties' cost, to take over such defense, provided that, in such event, the Indemnifying Party shall not be responsible for, nor shall it be obligated to, indemnify the relevant Indemnitee against any cost or liability in excess of such refused compromise or settlement. With respect to any defense accepted by the Indemnifying Party, the relevant Indemnitee shall be entitled to participate with the Indemnifying Party in such defense if the Claim requests equitable relief or other relief that could affect the rights of the Indemnitee and also shall be entitled to employ separate counsel for such defense at such Indemnitee's expense. In the event the Indemnifying Party does not accept the defense of any indemnified Claim as provided above, the relevant Indemnitee shall have the right to employ counsel for such defense at the expense of the Indemnifying Party. Each Party agrees to cooperate and to cause its employees and agents to cooperate with the other Party in the defense of any such Claim and the relevant records of each Party shall be available to the other Party with respect to any such defense.

6.        RESPONSIBILITY FOR ENVIRONMENTAL CONTAMINATION

          6.1 Neither Party shall be liable to the other for any costs whatsoever resulting from the presence or Release of any Environmental Hazard the other Party introduced to the affected Work Location. Both Parties shall defend and hold harmless the other, its officers, directors and employees from and against any losses, damages, claims, demands, suits, liabilities, fines, penalties and expenses (including reasonable attorneys' fees) that arise out of or result from: (a) any Environmental Hazard the Indemnifying Party, its contractors or agents introduces to a Work Location, or (b) the presence or Release of any Environmental Hazard for which the Indemnifying Party is responsible under Applicable Law.

7.        LIMITATION OF LIABILITY

          7.1 Liabilities of CMTI - CMTI's liability to USWC during any Contract Year resulting from any and all causes, other than as specified below, and in
Section 5 -Indemnification, and Section 6 - Responsibility for Environmental Contamination, shall not exceed the amount due and owing by CMTI to USWC under this Agreement during the Contract Year during which such cause accrues or arises.

          7.2 Liabilities of USWC - USWC's liability to CMTI during any Contract Year resulting from any and all causes, other than as specified below in Section 8 and

                                                               Contract - Part A

Section 10, and in Section 5 - Indemnification, and Section 6 - Responsibility for Environmental Contamination, shall not exceed the total of any amounts due and owing to CMTI pursuant to Service Parity, Service Guarantees and the Attachment related thereto, plus any amounts due and owing by CMTI to USWC under this Agreement during the Contract Year during which such cause accrues or arises.

          7.3 Neither Party shall be liable to the other for any indirect, incidental, special or consequential damages arising out of or related to this Agreement or the provision of service hereunder. Notwithstanding the foregoing limitations, a Party's liability shall not be limited by the provisions of this
Section 7 in the event of its willful or intentional misconduct, including gross negligence, or its repeated breach of any one or more of its material obligations under this Agreement. A Party's liability shall not be limited with respect to its indemnification obligations.

          FOR PURPOSES OF THIS SECTION 7, AMOUNTS DUE AND OWING TO CMTI PURSUANT TO THE SECTION ON SERVICE PARITY, SERVICE GUARANTEES AND THE ATTACHMENT REFERENCED IN THAT SECTION SHALL NOT BE CONSIDERED TO BE INDIRECT, INCIDENTAL, CONSEQUENTIAL, RELIANCE OR SPECIAL DAMAGES.

8.        Remedies for Failure to Meet DMOQs

          8.1 USWC will provide all Local Services, Network Elements or Combinations in accordance with service standards, measurements, performance requirements, and Direct Measures of Quality (collectively referred to herein as "DMOQs") expressly specified in this Agreement and Attachment 11 hereto. In cases where such DMOQs are not expressly specified, USWC will provide all Local Services, Network Elements or Combinations in accordance with DMOQs which are at least equal or superior to the level of DMOQs that USWC is required to meet by its own internal procedures or by law, or is actually meeting, in providing Local Service, Network Elements or Combinations to itself, to its end-users or to its Affiliates.

          8.2 The Parties have agreed to five categories for the DMOQs: (a) Billing, (b) Operator Assistance and Directory Assistance, (c) Pre-Order/Order/Provisioning and Maintenance/Repair, (d) Network Quality, and
(e) Interconnection and Unbundled Elements. Each such category of DMOQ includes metrics which focus on timeliness, accuracy and network quality. The DMOQs categories and detailed metrics associated with the DMOQs are set forth in Attachment 11 to this Agreement. USWC's failure to meet DMOQs may result in credits to CMTI identified as Per Occurrence Credits and Overall Performance Credits, which are explained in detail in Attachment 11 hereto.

          8.3 CMTI shall also have the right, in its sole discretion, to obtain an alternative Network Element, Combination or Service from USWC to replace any Network Element(s), Combination(s) or Service(s) for which a Performance Failure

                                                               Contract - Part A

Credit or Delay Credit is due, at USWC's expense, as to any amounts (4ncluding installation charges) in excess of the otherwise applicable charges under this Agreement for the affected Network Element, Combination or Service. If a suitable alternative Network Element, Combination or Service is not available from USWC, CMTI may obtain an alternative Network Element, Combination or Service under this Subsection from another vendor or, in the case of the Delay of an Network Element, Combination or Service that is to replace a Network Element, Combination or Service provided to CMTI by another vendor, may continue to use such Network Element, Combination or Service, provided that, in the event of non-availability from USWC, the Performance Failure or Delay is reasonably likely to last more than thirty (30) days. In ordering alternative Network Elements, Combinations or Local Services pursuant to this Section, CMTI shall choose the least costly Network Element, Combination or Service provided by such vendor that reasonably meets its needs, shall subscribe to such Network Element, Combination or Service for the minimum commercially available period and shall move all affected traffic to the newly installed, repaired or restored Network Element, Combination or Service as soon as possible after the end of such period. If CMTI obtains an alternative Network Element, Combination or Service from another vendor, CMTI may elect either to continue collecting Performance Failure Credits or Delay Credits from USWC or require USWC to be fully responsible for all obligations to the vendor and to pay in full all charges associated with the cost of such replacement Network Element, Combination or Service.

          8.4 USWC acknowledges that remedies at law alone are inadequate to compensate CMTI for failures to meet the DMOQ requirements specified by this Agreement, failures to install or provision Network Elements, Combinations or Services in accordance with the Due Dates specified in this Agreement, or for failures to provide Customer Usage Data in accordance with this Agreement. CMTI shall have the right to seek injunctive relief and other equitable remedies (in addition to remedies provided in this Agreement, at law and through administrative process) to require USWC: (a) to cause the Network Elements, Combinations or Services ordered by CMTI to meet the DMOQ requirements specified by this Agreement, (b) to install or provision the Network Elements, Combinations or Services ordered by CMTI within the Due Dates specified in this Agreement, and (c) to provide Customer Usage Data in accordance with this Agreement.

9.        WARRANTIES

          9.1 Except as otherwise provided herein, each Party shall perform its obligations hereunder at a performance level no less than the highest level which it uses for its own operations, or those of its Affiliates, but in no event shall a Party use less than reasonable care in the performance of its duties hereunder.

          9.2 USWC warrants that Local Interconnection will be provided in a competitively neutral fashion, at any technically feasible point within its network, at

                                                               Contract - Part A

CMTI's request, and that such interconnection will contain all the same~ features, functions and capabilities, and be at least equal in quality to the highest level provided by USWC to itself or its Affiliates. USWC shall have the full burden of proving that a requested Interconnection Point ("IP") is not technically feasible. To the extent USWC proves infeasibility, USWC shall be required to provide to CMTI an alternative IP which will not impair CMTI's ability to provide its Telecommunications Services. Such alternative IP shall be technically equivalent to the requested IP and shall be subject to the same terms and conditions as the requested IP. The price of the alternative IP shall be cost-based, as provided in 47 U.S.C. Section 252(d)(1)(A)(I).

          9.3 USWC warrants that it will provide to CMTI on a nondiscriminatory basis unbundled Network Elements and ancillary services, including, but not limited to, local loop, local switching, tandem switching/transit switching, transport, data switching, intelligent network and advanced intelligent network, operator service, directory assistance, 911, white and yellow pages, and repair and maintenance, at any technically feasible points requested by CMTI, and all operations support systems used and useful in the preordering, ordering, provisioning, design, engineering, maintenance, repair, tracking, management, billing and any other function or functionality associated directly or indirectly with unbundled Network Elements and ancillary services. USWC further warrants that these services, or their functional components, will contain all the same features, functions and capabilities and be provided at a level of quality at least equal to the highest level which it provides to itself or its Affiliates. USWC shall have the full burden of proving that access requested by CMTI is not technically feasible. To the extent USWC proves infeasibility, USWC shall be required to provide to CMTI an alternative service, which will not impair CMTI's ability to provide its Telecommunications Services. Such alternative service shall be technically equivalent to the requested service and shall be subject to the same terms, conditions and price as the requested service.

          9.4 USWC warrants that it will provide to CMTI nondiscriminatory access to poles, pole attachments, ducts, innerducts, conduits, building entrance facilities, building entrance links, equipment rooms, remote terminals, cable vaults, telephone closets, building risers, rights of way, and other pathways owned or controlled by USWC, using capacity currently available or that can be made available. USWC shall have the full burden of proving that such access is not technically feasible. To the extent USWC proves infeasibility, USWC shall be required to provide to CMTI alternative suitable access which will not impair CMTI's ability to provide its Telecommunications Services. Such alternative access shall be technically equivalent to the requested access and shall be subject to the same terms, conditions and price as the requested access.

          9.5 Intentionally Deleted

                                                               Contract - Part A

          9.6 USWC warrants that it will provide to CMTI unbundled transpoFt and its components, including common transport, dedicated transport, with and without electronics, and multiplexing/digital cross connect, with all the same features, functions and capabilities, and with at least the same quality level which USWC provides to itself or its Affiliates in provision of its, or such Affiliate's, Telecommunications Services, and that such services will be provided in a competitively neutral fashion. USWC shall have the full burden of proving that access to unbundled transport or any unbundled transport components is not technically feasible. To the extent USWC proves infeasibility, USWC shall be required to provide to CMTI alternative suitable facilities which will not impair CMTI's ability to provide its Telecommunications Services. Such alternative facilities shall be technically equivalent to the requested access and subject to the same terms and conditions as the requested access. The price of the alternative facilities shall be cost-based, as provided in 47 U.S.C.
Section 252(d)(1)(A)(l).

          9.7 USWC warrants that it will provide unbundled local switching and its functional components, including line port, trunk port and switching capacity, including all features, functions and capabilities, and nondiscriminatory access via electronic interface to databases and associated signaling needed for call routing, call completion and service creation, and to create and bill the communications path, all at the same or better grade of service that USWC provides to itself or its Affiliates, unless service degradation is due to CMTI purchasing insufficient capacity to meet its own demand. USWC further warrants that unbundled local switching and its functional components will be provided in a competitively neutral fashion. USWC shall have the full burden of proving that access to unbundled local switching or its functional components is not technically feasible. To the extent USWC proves infeasibility, USWC shall be required to provide to CMTI alternative suitable facilities which will not impair CMTI's ability to provide its Telecommunications Services. Such alternative facilities shall be technically equivalent to the requested access and subject to the same terms and conditions as the requested access. The price of the alternative facilities shall be cost-based, as provided in 47 U.S.C. Section 252(d)(1)(A)(l).

          9.8 USWC warrants that it will provide nondiscriminatory access to telephone numbers.

          9.9 USWC warrants that it will provide to CMTI, in a competitively neutral fashion, interim number portability with the same features, functions and capabilities that USWC provides to itself or its Affiliates, and with as little impairment of functioning, quality, reliability and convenience as possible, and that it will provide such service as required by the FCC in Telephone Number Portability, CC Docket No. 95-116, First Report and Order, released July 2,1996.

          9.10 USWC warrants that it will provide to CMTI, in a competitively neutral fashion, dialing parity for local exchange service and interexchange service with the same features, functions and capabilities that USWC provides to itself or its Affiliates,

                                                               Contract - Part A

and that it will provide such service as required by the FCC in Implementation of the Local Competition Provisions of the Telecommunications Act of 1996, Second Report and Order and Memorandum Opinion and Order, FCC 96-333, released August 8, 1996, so that CMTI's subscribers experience no greater post-dial delay than similarly-situated USWC subscribers and are not required to dial any greater number of digits than similarly situated USWC subscribers.

          9.11 USWC warrants that, with respect to Local Resale, order entry, provisioning, installation, trouble resolution, maintenance, customer care, billing and service quality will be provided at least as expeditiously as USWC provides for itself or for its own retail local service or to others, or to its Affiliates, and that it will provide such services to CMTI in a competitively neutral fashion and at a level of quality which allows CMTI in turn to provide Local Resale at a level of quality at least equal to the highest level of quality USWC provides for itself for its own retail local service or to others, or to its Affiliates. If CMTI requires USWC to meet a standard of service higher than the highest standard USWC provides itself, and beyond the specific mandates in applicable Commission Orders or Rules, CMTI shall pay a reasonable portion of USWC's additional cost of providing the higher quality of service. USWC warrants further that it will impose no restrictions on CMTI's resale of these services unless specifically sanctioned by the Commission.

          9.12 USWC warrants that it will provide, on a nondiscriminatory basis, space on its premises for physical or virtual collocation, as CMTI may specify, for equipment necessary for CMTI's interconnection and access to unbundled network elements. In order to be valid, CMTI's collocation requests must be consistent with Commission and FCC requirements.

10.       NONEXCLUSIVE REMEDIES

          10.1 Except as otherwise expressly provided in this Agreement, each of the remedies provided under this Agreement is cumulative and is in addition to any remedies that may be available at law or in equity.

          10.2 The obligations of USWC and the services offered under this Agreement are unique. Accordingly, in addition to any other available rights or remedies, CMTI may sue in equity for specific performance, and USWC expressly waives the defense that a remedy in damages would be adequate.

          10.3 In the event USWC fails to switch a subscriber to CMTI service as requested through an CMTI service request, within the intervals set forth in this Agreement, the continued provision of Telecommunications Services by USWC to such subscriber shall be deemed an illegal change in subscriber carrier selection commencing with the time at which USWC failed to switch such subscriber. In such event, USWC shall reimburse CMTI in an amount equal to all charges paid by such

                                                               Contract - Part A


subscriber to USWC from the time of such failure to switch to the time at which the subscriber switch is accomplished. This remedy shall be in addition to all other remedies available to CMTI under this Agreement or otherwise available.

          10.4 All rights of termination, cancellation or other remedies prescribed in this Agreement, or otherwise available, are cumulative and are not intended to be exclusive of other remedies to which the injured Party may be entitled at law or in equity in the event of any breach or threatened breach by the other Party of any provision of this Agreement. Use of one or more remedies shall not bar use of any other remedy for the purpose of enforcing the provisions of this Agreement. The Parties agree that the credits for performance standards failures contained in Attachment 11 are not inconsistent with any other remedy and are intended only to compensate CMTI, partially and immediately, for the loss in value to CMTI for USWC failure to meet Performance Standards.

          10.5 While the Parties may elect remedies from those available at law, in equity, or under the terms of this Agreement, and such remedies may in some cases be cumulative, the Parties in no event shall use their election of remedies to secure a double recovery of damages.

11.       DISPUTE RESOLUTION

          11.1 The Parties recognize and agree that the Commission has continuing jurisdiction to implement and enforce all terms and conditions of this Agreement. Accordingly, the Parties agree that any dispute arising out of or relating to this Agreement that the Parties themselves cannot resolve, may be submitted to the Commission for resolution. The Parties agree to seek expedited resolution by the Commission, and shall request that resolution occur in no event later than sixty (60) days from the date of submission of such dispute. If the Commission appoints an expert(s) or other facilitator(s) to assist in its decision making, each Party shall pay half of the fees and expenses so incurred. During the Commission proceeding, each Party shall continue to perform its obligations under this Agreement; provided, however, that neither Party shall be required to act in any unlawful fashion. This provision shall not preclude the Parties from seeking relief available in any other forum, subject to review by the Commission. The Parties shall submit a copy of each arbitration opinion to the Commission, the Department of Public Service, and the Office of the Attorney General, Residential and Small Business Utilities Division. The arbitrator's decision shall remain in effect unless the Commission acts to suspend, modify, or reject the decision within 45 days.

                                                               Contract - Part A

12.       NONDISCLOSURE/CONFIDENTIALITY AND PROPRIETARY INFORMATION

To the extent permitted by applicable law, either party may disclose to the other proprietary or confidential customer, technical, or business information.

          12.1 All information which is disclosed by one Party to the other in connection with this Agreement shall automatically be deemed proprietary to the Discloser and subject to this Agreement, unless otherwise confirmed in writing by the Discloser. In addition, by way of example and not limitation, all orders for Local Services, Network Elements or Combinations placed by CMTI pursuant to this Agreement, and information that would constitute Customer Proprietary Network Information of CMTI customers pursuant to the Act and the rules and regulations of the FCC, and Recorded Usage Data as described in Attachment 8, whether disclosed by CMTI to USWC or otherwise acquired by USWC in the course of the performance of this Agreement, shall be deemed Confidential Information of CMTI for all purposes under this Agreement.

          12.2. The Recipient may make copies of Confidential Information only as reasonably necessary to perform its obligations under this Agreement. All such copies shall bear the same copyright and proprietary rights notices as are contained on the original. Upon request by the Discloser, the Recipient shall return, within thirty (30) days of such request, all tangible copies of Proprietary Information, whether written, graphic or otherwise, except that the Recipient may retain one (1) copy for archival purposes. If either Party loses or makes an unauthorized disclosure of the other Party's Confidential Information, it shall notify such other Party immediately and use reasonable efforts to retrieve the lost or wrongfully disclosed information.

          12.3. For a period of five (5) years from the receipt of Confidential Information, each Party shall keep all of the other Party's Proprietary lnformation confidential and shall use the other Party's Proprietary Information only for performing the covenants contained in this Agreement. Neither Party shall use the other Party's Proprietary Information for any other purpose except upon such terms and conditions as may be agreed upon between the Parties in writing.

          12.4 Unless otherwise agreed, the obligations of confidentiality and non-use set forth in this Agreement do not apply to such Proprietary Information that:

          (a) was, at the time of receipt, already known to the Recipient free of any obligation to keep it confidential evidenced by written records prepared prior to delivery by the Discloser; or

          (b) is or becomes publicly known through no wrongful act of the Recipient; or

          (c) is rightfully received from a third person having no direct or indirect secrecy or confidentiality obligation to the Discloser with respect to such information; or

                                                               Contract - Part A

          (d) is independently developed by an employee, agent or contractor of the Recipient which individual is not involved in any manner with the provision of services pursuant to this Agreement and does not have any direct or indirect access to the Proprietary Information; or

          (e) is disclosed to a third person by the Discloser without similar restrictions on such third person's rights; or

          (f) is approved for release by written authorization of the Disclosure; or

          (g) is required to be made public by the Recipient pursuant to applicable law or regulation, provided that the Recipient shall give sufficient notice of the requirement to the Discloser to enable the Discloser to seek protective orders.

          12.5 Notwithstanding any other provision of this Agreement, the Proprietary Information provisions of this Agreement shall apply to all information furnished by either Party to the other in furtherance of the purpose of this Agreement, even if furnished before the Effective Date of this Agreement.

          12.6 Each Party's obligations to safeguard Confidential Information disclosed prior to expiration or termination of this Agreement shall survive such expiration or termination.

          12.7 Each Party agrees that the Discloser would be irreparably injured by a breach of this Agreement by the Recipient or its representatives and that the Discloser shall be entitled to seek equitable relief, including injunctive relief and specific performance, in the event of any breach of the provisions of this Agreement. Such remedies shall not be deemed to be the exclusive remedies for a breach of this Agreement, but shall be in addition to all other remedies available at law or in equity.

          12.8 CPNI related to CMTI's subscribers obtained by virtue of Local Interconnection or any other service provided under this Agreement shall be CMTI's proprietary information and may not be used by USWC for any purpose except performance of its obligations under this Agreement, and, in connection with such performance, shall be disclosed only to employees with a need to know, unless the CMTI subscriber expressly directs CMTI to disclose such information to USWC pursuant to the requirements of Section 222(c)(2) of the Act. If USWC seeks and obtains written approval to use or disclose such CPNI from CMTI's subscribers, such approval shall be obtained only in compliance with Section 222(c)(2) and, in the event such authorization is obtained, USWC may use or disclose only such information as CMTI provides pursuant to such authorization and may not use information that USWC has otherwise obtained, directly or indirectly, in connection with its performance under this Agreement.
CPNI related to USWC's subscribers obtained by virtue of Local

                                                               Contract - Part A

Interconnection shall be USWC's proprietary information and may not be used..by CMTI for any purpose except performance of its obligations under this Agreement, and in connection with such performance shall be disclosed only to employees with a need to know, unless the USWC subscriber expressly directs USWC to disclose such information to CMTI pursuant to the requirements of Section 222(c)(2) of the Act. If CMTI seeks and obtains written approval to use or disclose such CPNI from USWC's subscribers, such approval shall be obtained only in compliance with Section 222(c)(2) and, in the event such authorization is obtained, CMTI may use or disclose only such information as USWC provides pursuant to such authorization and may not use information that CMTI has otherwise obtained, directly or indirectly, in connection with its performance under this Agreement.

          12.9 The Parties recognize and agree that the Commission may obtain any and all records of the Parties the Commission considers necessary to fulfill its duties under Minnesota and federal law.

13.       OPTION TO OBTAIN LOCAL SERVICES OR NETWORK ELEMENTS UNDER OTHER
          AGREEMENTS

          13.1 The Parties agree that the provisions of 47 U.S.C. Section 252(l) shall apply, including final state and federal interpretative regulations in effect from time to time.

14.       CUSTOMER CREDIT HISTORY

          14.1 The Parties agree that they will provide service to their customers under governing Commission rules. Issues relating to the assessment of customer creditworthiness will be governed by Minn. Rules, part 781 0.1500, related or successor rules, and relevant Commission Orders.

15.       BRANDING

          15.1 Services offered by CMTI incorporating Network Elements or Combinations made available to CMTI pursuant to this Agreement, and Local Services CMTI offers for resale shall, at CMTI's sole discretion, be branded exclusively as CMTI services, or otherwise, as CMTI shall determine. CMTI shall provide the exclusive interface to CMTI customers in connection with the marketing, offering or provision of CMTI services, except as CMTI shall otherwise specify. In those instances where CMTI requires USWC personnel to interface directly with CMTI customers, either orally in person or by telephone, or in writing, such personnel shall identify themselves as representing CMTI, and shall not identify themselves as representing USWC. All forms, business cards or other business materials furnished by USWC to CMTI customers shall be subject to CMTI's prior review and approval, and shall bear no corporate name, logo, trademark or tradename other than CMTI's or such other brand as CMTI shall determine. In no event shall USWC personnel acting on behalf of CMTI

                                                               Contract - Part A

pursuant to this Agreement provide information to CMTI's local service customers about USWC products or services. USWC shall provide, for CMTl's review and approval, the methods and procedures, training and approaches to be used by USWC to ensure that USWC meets CMTI's branding requirements.

          15.2 The costs of branding will be borne by the Party requesting the branding. Rates for branding will be negotiated by the Parties or resolved by the Commission in further proceedings.

16.       PATENTS / TRADEMARKS

          16.1. Nothing in this Agreement shall be construed as the grant of a license, either express or implied, with respect to any patent, copyright, logo, trademark, trade secret or any other proprietary or intellectual property currently or hereafter owned, controlled or licensable by each Party. CMTI may not use any logo, trademark or other Intellectual Property Right of USWC without execution of a separate agreement between the Parties. The Parties will file with the Commission any agreements between the Parties which allow one Party to use anothers' logo, trademark, name, or other intellectual property. The filing shall include the agreed upon compensation for such use.

17.       PUBLICITY AND ADVERTISING

          17.1 Neither Party shall publish or use any advertising, sales promotions or other publicity materials that use the other Party's logo, trademarks or service marks without the prior written approval of the other Party.

18.       FORCE MAJEURE

          18.1 Except as otherwise specifically provided in this Agreement, neither Party shall be responsible for any delay or failure in performance resulting from acts or occurrences beyond the reasonable control of such Party and without its fault or negligence, regardless of whether such delays or failures in performance were foreseen or foreseeable as of the Effective Date of this Agreement, including, without limitation: fire, explosion, power failure, acts of God, war, revolution, civil commotion, or acts of public enemies; any law, order, regulation, ordinance or requirement of any government or legal body; labor unrest, including, without limitation, strikes, slowdowns, picketing or boycotts; delays caused by the other Party or by other service or equipment vendors; or any other circumstances beyond the Party's reasonable control. In such event, the Party affected shall, upon giving prompt notice to the other Party, be excused from such performance on a day-to-day basis to the extent of such interference (and the other Party shall likewise be excused from performance of its obligations on a day-for-day basis to the extent such Party's obligations relate to the performance so interfered with). The affected Party shall use its best efforts to avoid or

                                                               Contract - Part A

remove the cause of non-performance and both Parties shall proceed to perform with dispatch once the causes cease or are removed. In the event of such performance delay or failure by USWC, USWC agrees to resume performance in a nondiscriminatory manner and not favor its own provision of Telecommunications Services above that of CMTI. For purposes of this Agreement, Force Majeure shall not include acts of any Governmental Authority relating to environmental, health or safety conditions at Work Locations.

19.       WAIVER

          19.1 No waiver of any provisions of this Agreement and no consent to any default under this Agreement shall be effective unless the same shall be in writing and properly executed by or on behalf of the Party against whom such waiver or consent is claimed and approved by the Commission. No course of dealing or failure of either Party to strictly enforce any term, right or condition of this Agreement in any instance shall be construed as a general waiver or relinquishment on its part of any such provision, but the same shall, nevertheless, be and remain in full force and effect. Waiver by either Party of any default by the other Party shall not be deemed a waiver of any other default. By entering into this Agreement CMTI and USWC do not waive any right granted to it pursuant to the Act.

20.       GOVERNING LAW/COMPLIANCE WITH LAWS

          20.1 This Agreement shall be deemed to be a contract made under and shall be construed, interpreted and enforced in accordance with the laws of the state of Minnesota. Insofar as matters of federal law or regulation are exclusively concerned, the Parties agree to the exclusive jurisdiction of the federal court for the state of Minnesota. Issues or matters exclusively arising under state law or regulation may be heard by the state court which would otherwise have jurisdiction over such issue or matter. CMTI and USWC each shall comply, at its own expense, with all Applicable Law that relates to: (a) its obligations under or activities in connection with this Agreement, or (b) its activities undertaken at, in connection with, or relating to Work Locations. No Party waives the right to pursue any constitutional objections it may have to a federal court reviewing the Commission's decisions in this arbitration. This provision should not be construed to mean that USWC's costs of obtaining the rights and privileges necessary to provide the Network Elements and Local Services pursuant to this Agreement will not be included in USWC's costs of service to CMTI.

          USWC shall accept orders for Local Service, Network Elements or Combinations in accordance with the FCC Rules, including, but not limited to, Sections 51 .313(c) and 51.319(F)(1). USWC, AT ITS OWN EXPENSE, WILL BE SOLELY RESPONSIBLE FOR OBTAINING FROM governmental authorities, building owners, other carriers, and any other persons or entities, all rights and privileges (including, but not limited to, space and power), which

                                                               Contract - Part A

are necessary for USWC to provide the Network Elements and Local Services pursuant to this Agreement.

          20.2 USWC shall be responsible for obtaining and keeping in effect all FCC, state regulatory commission, franchise authority and other regulatory approvals that may be required in connection with the performance of its obligations under this Agreement. CMTI shall be responsible for obtaining and keeping in effect all FCC, state regulatory commission, franchise authority and other regulatory approvals that may be required in connection with its offering of services to CMTI customers contemplated by this Agreement. CMTI shall reasonably cooperate with USWC in obtaining and maintaining any required approvals for which USWC is responsible, and USWC shall reasonably cooperate with CMTI in obtaining and maintaining any required approvals for which CMTI is responsible.

          In the event USWC is required by any governmental authority to file a tariff or make another similar filing in connection with the performance of any action that would otherwise be governed by this Agreement, USWC shall: (a) consult with CMTI reasonably in advance of such filing about the form and substance of such filing, and (b) take all steps reasonably necessary to ensure that such tariff or other filing imposes obligations upon USWC that are identical to those provided in this Agreement and preserves for CMTI the full benefit of the rights otherwise provided in this Agreement. In no event shall USWC file any tariff that purports to govern Local Service, Network Elements or Combinations that is inconsistent with the terms and conditions set forth in this Agreement.

          In the event any final and nonappealable legislative, regulatory, judicial or other legal action materially affects any material terms of this Agreement, or the ability of CMTI or USWC to perform any material terms of this Agreement, CMTI or USWC may, on thirty (30) days' written notice (delivered not later than thirty (30) days following the date on which such action has become legally binding and has otherwise become final and nonappealable) require that such terms be renegotiated, and the Parties shall renegotiate in good faith such mutually acceptable new terms as may be required. In the event such new terms are not renegotiated within ninety (90) days after such notice, the dispute shall be referred to the Dispute Resolution procedures set forth in Section 11 herein.

21.       NO THIRD-PARTY BENEFICIARIES

          21.1 Except as may be specifically set forth in this Agreement, this Agreement does not provide and shall not be construed to provide third parties with any remedy, claim, liability, reimbursement, cause of action or other privilege. The Commission, on behalf of the public, is a third-party beneficiary of this Agreement and is entitled to receive notice of, and to intervene in, any lawsuit that is filed pertaining to this Agreement.

                                                               Contract - Part A

22.       RESPONSIBILITY OF EACH PARTY

          22.1 Each Party is an independent contractor and has and hereby retains the right to exercise full control of and supervision over its own performance of its obligations under this Agreement and retains full control over the employment, direction, compensation and discharge of all employees assisting in the performance of such obligations. Each Party will be solely responsible for all matters relating to payment of such employees, including compliance with social security taxes, withholding taxes and all other regulations governing such matters. Each Party will be solely responsible for proper handling, storage, transport and disposal, at its own expense, of all:
(a) substances or materials that it or its contractors or agents bring to, create or assume control over at Work Locations, or (b) Waste resulting therefrom or otherwise generated in connection with its or its contractors' or agents' activities at the Work Locations. Subject to the limitations on liability and except as otherwise provided in this Agreement, each Party shall be responsible for: (x) its own acts and performance of all obligations imposed by Applicable Law in connection with its activities, legal status and property, real or personal, and (y) the acts of its own Affiliates, employees, agents and contractors during the performance of that Party's obligations hereunder.

23.       ASSIGNMENT/SUBCONTRACTING

          23.1 USWC may not assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of CMTI, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, USWC may assign its rights and benefits and delegate its duties and obligations under this Agreement without the consent of CMTI to a one hundred percent (100%) owned affiliate company of USWC, provided that the performance of any such assignee is guaranteed by the assignor. Any prohibited assignment or delegations shall be null and void. The Party making e assignment shall notify the Commission sixty (60) days in advance of the effective date of the assignment.

          USWC may not subcontract the performance of any obligation under this Agreement without the prior written consent of CMTI, which consent shall not be unreasonably withheld. If any obligation is performed through a subcontractor, USWC shall remain fully responsible for the performance of this Agreement in accordance with its terms, including any obligations it performs through subcontractors, and USWC shall be solely responsible for payments due its subcontractors. No contract, subcontract or other agreement entered into by either Party with any third party in connection with the provision of Local Services or Network Elements hereunder shall provide for any indemnity, guarantee or assumption of liability by, or other obligation of, the other Party to this Agreement with respect to such arrangement, except as consented to in writing by the other Party. No subcontractor shall be deemed a third party beneficiary for any purposes under this Agreement.

                                                               Contract - Part A

24.       ENTIRE AGREEMENT

          24.1 This Agreement, which shall include the Attachments, Appendices and other documents referenced herein, constitutes the entire agreement between the Parties and supersedes all prior oral or written agreements, representations, statements, negotiations, understandings, proposals and undertakings with respect to the subject matter hereof.

25.       SEVERABILITY

          25.1 Subject to the provisions of Section 20 herein, if any term, condition or provision of this Agreement is held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not invalidate the entire Agreement, unless such construction would be unreasonable. This Agreement shall be construed as if it did not contain the invalid or unenforceable provision or provisions, and the rights and obligations of each Party shall be construed and enforced accordingly; provided however, that in the event such invalid or unenforceable provision or provisions are essential elements of this Agreement and substantially impair the rights or obligations of either Party, the Parties shall promptly negotiate a replacement provision or provisions. If any term, condition, or provision of this Agreement, or this Agreement in its entirety, is construed to be invalid or unenforceable pursuant to this section, the Parties shall notify the Commission of the construction. If the Parties negotiate a replacement provision or provisions pursuant to this section, the Parties shall submit the new provision to the Commission for its review. If the Parties cannot agree on a replacement provision, the Parties shall submit the issue to the Commission for resolution.

26.       AMENDMENTS

          26.1 Except as otherwise provided in this Agreement, no amendment or waiver of any provision of this Agreement, and no consent to any default under this Agreement, shall be effective unless the same is in writing and signed by an authorized officer of the Party against whom such amendment, waiver or consent is claimed. In addition, no course of dealing or failure of a Party strictly to enforce any term, right or condition of this Agreement shall be construed as a waiver of such term, right or condition. No amendment, waiver, or consent to default under this Agreement shall be effective without approval of the Commission.

27.       HEADINGS OF NO FORCE OR EFFECT

          27.1 The headings of Articles and Sections of this Agreement are for convenience of reference only, and shall in no way define, modify or restrict the meaning or interpretation of the terms or provisions of this Agreement.

                                                               Contract - Part A


28.       NOTICES

          28.1 Any notices or other communications required or permitted to be given or delivered under this Agreement shall be in hard-copy writing (unless otherwise specifically provided herein) and shall be sufficiently given if delivered personally, by certified U. S. Mail or by prepaid overnight express service to the following (unless otherwise specifically required by this Agreement to be delivered to another representative or point of contact):

                  USWC
                  Director Interconnection Compliance
                  1801 California, Room 2410
                  Denver, CO 80202

                  With copy to:
                  U S WEST Law Department
                  Attention: General Counsel, Interconnection
                  1801 California Street, 51st Floor
                  Denver, CO 80202

                  COMMISSION
                  Executive Secretary
                  Minnesota Public Utilities Commission
                  121 Seventh Place East, Suite 350
                  St Paul, Minnesota 55101-2147

                  CMTI

                  Mr. Richard Smith
                  730 2nd Avenue South
                  Suite 1200
                  Minneapolis, MN 55402

                  With a copy to:
                  Mr. Lawrence Freedman
                  Arter & Hadden LLP
                  1801 K Street NW, Suite 400K
                  Washington, DC 20006-1301

          Either Party may unilaterally change its designated representative and/or address for the receipt of notices by giving seven (7) days' prior written notice to the other Party in compliance with this Section. Any notice or other communication shall be deemed given when received.

                                                               Contract - Part A

29.       INTENTIONALLY DELETED

30.       EXECUTED IN COUNTERPARTS

          30.1 This Agreement may be executed in any number of counterparts, each of which shall be deemed an original; but such counterparts shall together constitute one and the same instrument.

31.       REFERENCED DOCUMENTS

          31.1 Whenever any provision of this Agreement refers to a technical reference, technical publication, CMTI Practice, USWC Practice, any publication of telecommunications industry administrative or technical standards, or any other document specifically incorporated into this Agreement, it will be deemed to be a reference to the most recent version or edition (including any amendments, supplements, addenda, or successors) of such document that is in effect, and will include the most recent version or edition (including any amendments, supplements, addenda, or successors) of each document incorporated by reference in such a technical reference, technical publication, CMTI Practice, USWC Practice, or publication of industry standards (unless CMTI elects otherwise). In the event a Party finds an inconsistency between or among publications or standards, the Parties shall attempt to negotiate a mutually satisfactory resolution of the inconsistency. If the Parties are unable to reach mutual agreement on the issue, they shall submit the issue to the Commission for resolution, as provided in Part 11, Dispute Resolution, of this Agreement.

32.       SURVIVAL

          32.1 Any liabilities or obligations of a Party for acts or omissions prior to the cancellation or termination of this Agreement; any obligation of a Party under the provisions regarding indemnification, Confidential Information, limitations on liability, and any other provisions of this Agreement which, by their terms, are contemplated to survive (or to be performed after) termination of this Agreement, shall survive cancellation or termination thereof.

33.       SUCCESSORS AND ASSIGNS

          33.1 This Agreement shall be binding upon, and inure to the benefit of, the Parties hereto and their respective successors and permitted assigns.

                                                               Contract - Part A

                         PART II: LOCAL SERVICES RESALE

34.       INTRODUCTION

          At the request of CMTI, and pursuant to the requirements of the Act, USWC will make available to CMTI for resale any Telecommunications Service USWC currently provides, or may offer hereafter. USWC shall also provide Support Functions and Services Functions as set forth in the Attachments to this Agreement. The Telecommunications Services, Service Functions and Support Functions provided by USWC pursuant to this Agreement are collectively referred to as "Local Service." This Part, in summary form, and Attachment 2, in detail, describe several services which USWC shall make available to CMTI for resale pursuant to this Agreement. These lists are neither all inclusive nor exclusive.

35.       LOCAL SERVICES RESALE

          35.1    General

          USWC shall apply the principles set forth in 47 CFR Section 64.1100 to the process for end-user selection of a primary local exchange carrier. The prices charged to CMTI for Local Service shall be wholesale rates determined on the basis of retail rates charged to subscribers for the Telecommunications Service requested, excluding the portion thereof attributable to any marketing, billing, collection and other costs that will be avoided by USWC. Except as limited by Attachment 2, CMTI may resell Local Services to provide Telecommunications Services to any and all classes of end-users. USWC shall ensure that all CMTI customers experience the same dialing parity as similarly-situated customers of USWC services. USWC will notify CMTI of any changes in the terms and conditions under which it offers Telecommunications Services at retail to subscribers who are not telecommunications service providers or carriers.

          35.2    Specific Services

          (a) At CMTI's option, CMTI may purchase the entire set of CENTREX features or a subset of any one or any combination of such features, tariffed or non-tariffed.

          (b) CMTI may purchase the entire set of CLASS and Custom features and functions, a subset of or any combination of such features.

          (c) Local Services include certain Voluntary Federal Customer Financial Assistance Programs.

                                                               Contract - Part A

          (d) USWC shall provide E911 and 911 Service to CMTI, for CMTI's customers.

          (e) Where USWC provides Telephone Relay Service, USWC shall make such service available to CMTI at no additional charge, for use by CMTI customers who are speech or hearing-impaired.

          (f) CMTI may purchase the entire set of Advanced Intelligent Network ("AIN") features or functions, or a subset or any one or any combination of such features or functions, on a customer-specific basis.

          35.3 Support Functions

          (a) Routing to Directory Assistance, Operator and Repair Services.

          (b) Busy Line Verification and Emergency Line Interrupt.

          (c) Access to the Line Information Database.

          (d) Telephone line number calling cards.

          35.4 Service Functions

          (a) USWC shall provide an electronic interface for transferring and receiving Service Orders and Provisioning data and materials.

          (b) Work order processes shall meet service parity requirements.

          (c) The point of contact for CMTI customers shall be CMTI.

          (d) Each Party shall provide the other Party with a single point of contact for all inquiries regarding the implementation of this Part.

          (e) CMTI's representative will have real-time access to USWC customer information to enable the CMTI representative to perform tasks outlined on Attachments 2, 5, 6, and 9.

          (f) After receipt and acceptance of a Service Order, USWC shall provision such Service Order in accordance with the Intervals and DMOQs specified in Attachment 11.

          (g) Maintenance shall be provided in accordance with the requirements and standards set forth in Attachments 6 and 11.

                                                               Contract - Part A

          (h) USWC shall provide the Customer Usage Data recorded by USWC in accordance with the requirements and standards set forth in Attachment 8.

          (i) In addition to testing described elsewhere in this Section and Attachment 3, USWC shall test the systems used to perform the functions set forth in Attachment 2 at least sixty (60) days prior to commencement of USWC's provision of Local Service, in order to establish system readiness capabilities.

          (j) USWC shall bill CMTI for Local Service provided by USWC to CMTI pursuant to the terms of this Part and Schedules 1 and 2. USWC shall recognize CMTI as the customer of record for all Local Service and will send all notices, bills and other pertinent information directly to CMTI.

                      PART III: UNBUNDLED NETWORK ELEMENTS

36.       INTRODUCTION

          36.1 This Part III sets forth the unbundled Network Elements USWC agrees to offer to CMTI in accordance with its obligations under Section 251
(c)(3) of the Act. The specific terms and conditions that apply to the unbundled Network Elements are described below and in the Network Elements Service Description Attachment. The price for each Network Element is set forth in Part IV of this Agreement.

37.       UNBUNDLED NETWORK ELEMENTS

          USWC will offer Network Elements to CMTI on an unbundled basis on rates, terms and conditions that are just, reasonable and non-discriminatory in accordance with the terms and conditions of this Agreement and the requirements of Section 251 and Section 252 of the Act.

          USWC will permit CMTI to interconnect CMTI's facilities or facilities provided by CMTI or by third parties with each of USWC's unbundled Network Elements at any point designated by CMTI that is technically feasible.

          CMTI, at its option, may designate any technically feasible network interface at a Served Premises, including, without limitation, DS-0, DS-1, DS-3, STS-1, and OC-n (where n equals I to)) interfaces, and any other interface described in the applicable technical references.

          CMTI may use one or more Network Elements to provide any feature, function or service option that such Network Element is capable of providing or any feature, function or service option described in the technical references identified herein, or as may otherwise be determined by CMTI.

                                                               Contract - Part A

          USWC shall offer each Network Element individually and in combination with any other Network Element or Network Elements in order to permit CMTI to combine such Network Element or Network Elements with another Network Element or other Network Elements obtained from USWC or with network components provided by itself or by third parties to provide Telecommunications Services to its customers.

          For each Network Element, USWC shall provide a demarcation point (e.g., an interconnection point at a Digital Signal Cross Connect or Light Guide Cross Connect panel or a Main Distribution Frame) and, if necessary, access to such demarcation point, which CMTI agrees is suitable. Where USWC provides contiguous Network Elements to CMTI, however, USWC may provide the existing interconnections and no demarcation point shall exist between such contiguous Network Elements.

          USWC shall not charge CMTI an interconnection fee or demand other consideration for directly interconnecting any Network Element or Combination to any other Network Element or Combination provided by USWC to CMTI if USWC directly interconnects the same two Network Elements or Combinations in providing any service to its own customers or a USWC affiliate, including the use of intermediate devices, such as a digital signal cross connect panel, to perform such interconnection.

          The total charge to CMTI to interconnect any Network Element or Combination to any other Network Element or Combination provided by USWC to CMTI if USWC does not directly interconnect the same two Network Elements or Combinations in providing any service to its own customers or a USWC affiliate (e.g., the interconnection required to connect the Loop Feeder to an ALEC's collocated equipment), shall be USWC's total service long-run incremental cost of providing the interconnection.

          Subsections I through 11 below list the Network Elements CMTI and USWC have identified as of the Effective Date of this Agreement. CMTI and USWC agree that the Network Elements identified in this Part Ill are not exclusive. Either Party may identify additional or revised Network Elements as necessary to improve services to customers, to improve network or service efficiencies or to accommodate changing technologies, customer demand, or regulatory requirements. Upon the identification of a new or revised Network Element, the Party so identifying the new or revised Network Element shall notify the other Party of the existence of and the technical characteristics of the new or revised Network Element. If the Parties do not agree on the existence of and the technical characteristics of the newly identified or revised Network Element, any issues not resolved by the Parties within thirty (30) days of notification shall be submitted to the Dispute Resolution Procedures as set forth in this Agreement. Within thirty (30) days of CMTI and USWC agreeing on the technical characteristics of the new or revised Network Element, the Parties will attempt to agree on the rates, terms and conditions that would apply to such Network Element and the effects, if any, on the price, performance or other terms and conditions of existing Network Elements. If the

                                                               Contract - Part A

Parties do not agree on rates, terms and conditions and other matters set forth herein, any issues not resolved by the Parties within thirty (30) days shall be submitted to the Dispute Resolution Procedures as set forth in this Agreement. Additionally, if USWC provides any Network Element not identified in this Agreement, to itself, to its own customers, to a USWC Affiliate or to any other entity, USWC will provide the same Network Element to CMTI on rates, terms and conditions no less favorable to CMTI than those provided to itself or to any other Party. The Network Elements are described below. Additional descriptions, and requirements for each Network Element are set forth in Attachment 3.

          37.1 Loop Distribution

          "Loop Distribution" is a Network Element comprised of two (2) distinct component parts: a Network Interface Device and Distribution Media.

          37.2 Network Interface Device

          The "Network Interface Device" ("NID") is a single-line termination device or that portion of a multiple-line termination device required to terminate a single line or circuit. The fundamental function of the NID is to establish the official network demarcation point between a carrier and its end-user customer. The NID features two (2) independent chambers or divisions which separate the service provider's network from the customer's inside wiring. Each chamber or division contains the appropriate connection points or posts to which the service provider and the end-user customer each make their connections. The NID provides a protective ground connection and is capable of terminating cables such as twisted pair cable.

          37.3 Distribution Media

          "Distribution Media" provides connectivity between the NID component of Loop Distribution and the terminal block on the customer-side of a Feeder Distribution Interface (FDI). The FDI is a device that terminates the Distribution Media and the Loop Feeder, and cross-connects them in order to provide a continuous transmission path between the NID and a telephone company central office. For loop plant that contains a Loop Concentrator/Multiplexer, the Distribution Media may terminate at the FDI (if one exists), or at a termination and cross-connect field associated with the Loop Concentrator/Multiplexer. This termination and cross-connect field may be in the form of an outside plant distribution closure, remote terminal or fiber node, or an underground vault.

          The Distribution Media may be copper twisted pair, coax cable, or single or multi-mode fiber optic cable. A combination that includes two or more of these media is also possible. In certain cases, CMTI shall require a copper twisted pair Distribution

                                                               Contract - Part A


Media even in instances where the Distribution Media for services USWC (pound)ffers is other than a copper facility.

          37.4 Loop Concentrator/Multiplexer

          The "Loop Concentrator/Multiplexer" is the Network Element that: (a) aggregates lower bit rate or bandwidth signals to higher bit rate or bandwidth signals (multiplexing); (b) disaggregates higher bit rate or bandwidth signals to lower bit rate or bandwidth signals (demultiplexing); (c) aggregates a specified number of signals or channels to fewer channels (concentrating); (d) performs signal conversion, including encoding of signals (e.g., analog to digital and digital to analog signal conversion); and (e) in some instances performs electrical to optical (E/O) conversion.

          The Loop Concentrator/Multiplexer function may be provided through a Digital Loop Carrier (DLC) system, channel bank, multiplexer or other equipment at which traffic is encoded and decoded, multiplexed and demultiplexed, or concentrated.

          37.5 Loop Feeder

          The "Loop Feeder" is the Network Element that provides connectivity between: (a) an FDI associated with Loop Distribution and a termination point appropriate for the media in a central office, or (b) a Loop Concentrator/Multiplexer provided in a remote terminal and a termination point appropriate for the media in a central office. USWC shall provide CMTI physical access to the FDI, and the right to connect the Loop Feeder to the FDI.

          The physical medium of the Loop Feeder may be copper twisted pair, or single or multi-mode fiber as designated by CMTI. In certain cases, CMTI will require a copper twisted pair loop even in instances where the medium of the Loop Feeder for services USWC offers is other than a copper facility.

          37.6 Local Switching

          "Local Switching" is the Network Element that provides the functionality required to connect the appropriate originating lines or trunks wired to the Main Distribution Frame (MDF) or Digital Cross Connect (DSX) panel to a desired terminating line or trunk. Such functionality shall include all of the features, functions and capabilities the underlying USWC switch providing such Local Switching function is then capable of providing, including, but not limited to: line signaling and signaling software, digit reception, dialed number translations, call screening, routing, recording, call supervision, dial tone, switching, telephone number provisioning, announcements, calling features and capabilities (including call processing), CENTREX, Automatic Call Distributor (ACD), Carrier pre-subscription (e.g., long distance carrier, intraLATA toll), Carrier ldentification Code (CIC) portability capabilities, testing and other operational

                                                               Contract - Part A

features inherent to the switch and switch software. It also provides access to transport, signaling (ISDN User Part (ISUP) and Transaction Capabilities Application Part (TCAP), and platforms such as adjuncts, Public Safety Systems
(911)' operator services, directory services and Advanced Intelligent Network ("AIN"). Remote Switching Module functionality is included in the Local Switching function. The switching capabilities used will be based on the line side features they support. Local Switching will also be capable of routing local, intraLATA, InterLATA, and calls to international customer's preferred carrier; call features (e.g., call forwarding) and CENTREX capabilities.

          Local Switching also includes Data Switching, which provides:

          For Asynchronous Transfer Mode (ATM) and Frame Relay Service, data services switching functionality required to connect the facilities from the User to Network Interface (UNI) to either another UNI or to a communications path at the Network to Network Interface (NNI). In this case, the purpose of Data Switching is to terminate, concentrate and switch data traffic from Customer Premises Equipment (CPE) in the digital format consistent with the UNI specification for the customer. Data Switching also provides connectivity for the purpose of conveying the customer data to its final destination. The UNI and NNI are industry standard interface specifications that contain physical transmission layer requirements for speeds and line formats; data link layer requirements for the format of the data units passed between the user and the network; and protocol requirements for control procedures used in managing the interface. Data Switching provides this functionality in two distinct formats, ATM and Frame Relay.

          For ISDN Packet and Circuit Switched Data service, the data switching functionality required to connect between industry standard ISDN interfaces. In this case, the purpose of Data Switching is to terminate, concentrate and switch data traffic from Customer Premises Equipment (CPE) in the digital format consistent with ISDN standards. Data Switching also provides connectivity for the purpose of conveying the customer data to its final destination.

          37.7 Operator Systems

          "Operator Systems" is the Network Element that provides operator and automated call handling and billing, special services, customer telephone listings and optional call completion services. The Operator Systems Network Element provides two types of functions: Operator Service functions and Directory Service functions, each of which are described below.

          Operator Service provides: (a) operator handling for call completion (for example, collect, third number billing, and manual credit card calls), (b) operator or automated assistance for billing after the customer has dialed the called number (for

                                                               Contract - Part A

example, credit card calls); and (c) special services including, but not limited ~o, Busy Line Verification and Emergency Interrupt (BLV/EI), Emergency Agency Call, Operator-assisted Directory Assistance and Rate Quotes.

          Directory Service provides local customer telephone number listings with the option to complete the call at the callers direction.

          37.8 Transport

          "Common Transport" is an interoffice transmission path between USWC Network Elements. Where USWC Network Elements are connected by intra-office wiring, such wiring is provided as a part of the Network Elements and is not Common Transport.

          "Dedicated Transport" is an interoffice transmission path between CMTI designated locations. Such locations may include USWC central offices or other equipment locations, CMTI network components, other carrier network components, or customer premises. Dedicated Transport includes the Digital Cross-Connect System (DCS) functionality as an option.

          "Signaling Link Transport" is a set of two (2) or four (4) dedicated 56 Kbps transmission paths between CMTI-designated Signaling Points of Interconnection (SPOI) that provides appropriate physical diversity.

          37.9 Signaling Transfer Points

          "Signaling Transfer Points" is a signaling network function that includes all the capabilities provided by the signaling transfer point switches (STPSs) and their associated signaling links which enable the exchange of SS7 messages among and between switching elements, database elements and signaling transfer points.

          37.10 Service Control Points (SCPs)/Databases

          Databases are the Network Elements that provide the functionality for storage of, access to, and manipulation of information required to offer a particular service or capability.

          A Service Control Point (SCP) is a specific type of Database functionality deployed in a Signaling System 7 (SS7) network that executes service application logic in response to SS7 queries sent to it by a switching system also connected to the SS7 network. SCPs also provide operational interfaces to allow for provisioning, administration and maintenance of subscriber data and service application data (e.g., an 800 database stores customer record data that provides information necessary to route 800 calls).

                                                               Contract - Part A

          37.11 Tandem Switching

          "Tandem Switching" is the function that establishes a communications path between two (2) switching offices through a third switching office (the tandem switch).

          37.12 Standards for Network Elements

          Each Network Element shall be equal to or better than the requirements set forth in the technical references, as well as any performance or other requirements identified herein. If another Bell Communications Research, Inc. ("Bellcore"), or industry standard (e.g., American National Standards Institute ("ANSI")) technical reference or a more recent version of such reference sets forth a different requirement, CMTI may elect, where technically feasible, which standard shall apply.

          Each Network Element and the interconnections between Network Elements provided by USWC to CMTI shall be at least equal in quality of design, performance, features, functions and other characteristics, including, but not limited to, levels and types of redundant equipment and facilities for power, diversity and security, USWC provides in its network to itself, to its own customers, to its Affiliates, or to any other entity.

          USWC shall provide to CMTI, upon reasonable request, such engineering, design, performance and other network data sufficient for CMTI to determine that the requirements of this Section 37 are being met. In the event such data indicates the requirements of this Section 37 are not being met, USWC shall, within ten (10) days, cure any design, performance or other deficiency and provide new data sufficient for CMTI to determine that such deficiencies have been cured.

          USWC agrees to work cooperatively with CMTI to provide Network Elements that will meet CMTI's needs in providing services to its customers.

          Unless otherwise designated by CMTI, each Network Element and the interconnections between Network Elements provided by USWC to CMTI shall be made available to CMTI on a priority basis equal to or better than the priorities USWC provides to itself, to its own customers, to its Affiliates, or to any other entity.

          37.13 Bona Fide Request Process

          37.13.1 Any request for interconnection or access to an unbund led Network Element not already available via price lists, tariff, or as described herein shall be treated as a Request under this Section.

          37.13.2 USWC shall use the Bona Fide Request (BFR) process to determine the technical feasibility of the requested interconnection or Network

                                                                 Contract- PartA

Element(s) and, for those items found to be technically feasible, to provide the terms and timetable for providing the requested items. Additionally, elements, services and functions which are materially or substantially different from those services, elements or functions already provided by USWC to itself, its Affiliates, customers, or end users may, at the discretion of CMTI, be subject to this BFR process.

          37.13.3 A Request shall be submitted in writing and, at a minimum, shall include: (a) a complete and accurate technical description of each requested Network Element or interconnection; (b) the desired interface specifications; (c) a statement that the interconnection or Network Element will be used to provide a telecommunications service; (d) the quantity requested; (e) the location(s) requested; and (f) whether CMTI wants the requested item(s) and terms made generally available.

          37.13.4 Within forty-eight (48) hours of receipt of a Request, USWC shall acknowledge receipt of the Request and review such request for initial compliance with Subsection 37.13.3 above and, in its acknowledgment, advise CMTI of any missing information reasonably necessary to move the Request to the preliminary analysis described in Subsection 37.13.5 below.

          37.13.5 Unless otherwise agreed to by the Parties, within thirty (30) calendar days of its receipt of the Request and all information necessary to process it USWC shall provide to CMTI a preliminary analysis of the Request. During the thirty (30) day period, USWC agrees to provide weekly status updates to CMTI. USWC will notify CMTI if the quote preparation fee, if any, will exceed $5,000. CMTI will approve the continuation of the development of the quote prior to USWC incurring any reasonable additional expenses. The preliminary analysis shall specify whether or not the requested interconnection or access to an unbundled Network Element is technically feasible and otherwise qualifies as a Network Element or interconnection as defined under the Act.

          37.13.5.1 If USWC determines during the thirty (30) day period that a Request is not technically feasible or that the Request otherwise does not qualify as a Network Element or interconnection required to be provided under the Act, USWC shall so advise CMTI as soon as reasonably possible of that fact, and promptly provide a written report setting forth the basis for its conclusion in no case later than ten (10) calendar days after making such determination.

          37.13.5.2 If USWC determines during the thirty (30) day period that the Request is technically feasible and otherwise qualifies under the Act, it shall notify CMTI in writing of such determination in no case later than ten
(10) calendar days after making such determination.

          37.13.5.3 Unless otherwise agreed to by the Parties, as soon as feasible, but no more than ninety (90) calendar days after USWC notifies CMTI that the Request is

                                                               Contract - Part A

technically feasible, USWC shall provide to CMTI a Request quote which will~ include, at a minimum, a description of each interconnection and Network Element, the quantity to be provided, the installation intervals (both initial and subsequent), the impact on shared systems software interfaces, the ordering process changes, the functionality specifications, any interface specifications, and either:

                    (a) the applicable rates (recurring and nonrecurring), including the amortized development costs, as appropriate, of the interconnection or Network Element; or

                    (b) the payment for development costs, as appropriate, of the interconnection or Network Element and the applicable rates (recurring and nonrecurring), excluding the development costs.

          37.13.5.4 The choice of using either option (a) or (b) above shall be at USWC's sole discretion. A payment for development cost, however, is appropriate only where CMTI is the only conceivable user of the functionality (including consideration of USWC as a potential user) or where the requested quantity is insufficient to provide amortization.

          37.13.6 If USWC has used option (a) above in its Request quote, then, within thirty (30) days of its receipt of the Request quote, CMTI must indicate its nonbinding interest in purchasing the interconnection or Network Element at the stated quantities and rates, cancel its Request, or seek remedy under the Dispute Resolution section of this Agreement.

          37.13.7 If USWC has used option (b) above in its Request quote, then, within thirty (30) days of its receipt of the Request quote, CMTI must either agree to pay the development costs of the interconnection or Network Element, cancel its Request, or seek remedy under the Dispute Resolution section of this Agreement.

          37.13.8 If USWC has used option (b) in its Request quote and CMTI has accepted the quote, CMTI may cancel the Request at any time, but will pay USWC's reasonable development costs of the interconnection or Network Element up to the date of cancellation.

          37.13.9 USWC will use reasonable efforts to determine the technical feasibility and conformance with the Act of the Request within the first thirty-two (32) days-of receiving the Request. In the event USWC has used option
(b) above in its Request quote and USWC later determines that the interconnection or Network Element requested in the Request is not technically feasible or otherwise does not qualify under the Act, USWC shall notify CMTI within ten (10) business days of making such determination and CMTI shall not owe any compensation to USWC in connection

                                                               Contract - Part A


with the Request. Any quotation preparation fees or development costs paid by CMTI to the time of such notification shall be refunded by USWC.

          37.13.10 To the extent possible, USWC will utilize information from previously developed BFRs to address similar arrangements in order to shorten the response times for the currently requested BFR. In the event CMTI has submitted a Request for an interconnection or a Network Element and USWC determines in accordance with the provisions of this Section 37.13 that the Request is technically feasible, the Parties agree that CMTI's subsequent request or order for the identical type of interconnection or Network Element shall not be subject to the BFR process.

          37.13.11 In the event of a dispute under this Section 37.13, the Parties agree to seek expedited Commission resolution of the dispute, with the request to the Board to be completed within twenty (20) days of USWC's response denying CMTI's BFR, and in no event more than thirty (30) days after the filing of CMTI's petition.

                          PART IV: ANCILLARY FUNCTIONS

38.       INTRODUCTION

          This Part IV sets forth the Ancillary Functions USWC agrees to offer to CMTI so that CMTI may obtain and use unbundled Network Elements or USWC services to provide services to its customers.

39.       USWC PROVISION OF ANCILLARY FUNCTIONS

          USWC will offer Ancillary Functions to CMTI on rates, terms and conditions that are just, reasonable and non-discriminatory and in accordance with the terms and conditions of this Agreement.

          USWC will permit CMTI to interconnect CMTI's equipment and facilities or equipment and facilities provided by CMTI or by third parties at any point designated by CMTI that is technically feasible.

          CMTI may use any Ancillary Function to provide any feature, function or service option such Ancillary Function is capable of providing or any feature, function or service option described in the technical references identified herein, or as may otherwise be designated by CMTI.

          Subsections 39.1 through 39.3 below list the Ancillary Functions CMTI and USWC have identified as of the Effective Date of this Agreement. CMTI and USWC agree that the Ancillary Functions identified in this Part IV are not exclusive. Either Party may identify additional or revised Ancillary Functions as necessary to improve services to customers, to improve network or service efficiencies, or to accommodate

                                                                 Contract- PartA

changing technologies, customer demand or regulatory requirements. Upon the identification of a new or revised Ancillary Function, the Party so identifying the new or revised Ancillary Function shall notify the other Party of the existence of and the technical characteristics of the new or revised Ancillary Function. If the Parties do not agree on the existence of and the technical characteristics of the newly identified or revised Ancillary Function, any issues not resolved by the Parties within thirty (30) days of notification shall be submitted to the Dispute Resolution Procedures as set forth in this Agreement. Within thirty (30) days of CMTI and USWC agreeing on the technical characteristics of the new or revised Ancillary Function, the Parties will attempt to agree on the rates, terms and conditions that would apply to such Ancillary Function and the effects, if any, on the price, performance or other terms and conditions of existing Network Elements or Ancillary Functions. If the Parties do not agree on rates, terms and conditions and other matters set forth herein, any issues not resolved by the Parties within thirty (30) days shall be submitted to the Dispute Resolution Procedures as set forth in this Agreement. Additionally, if USWC provides any Ancillary Function not identified in this Agreement to itself, to its own customers, to its Affiliates or to any other entity, USWC will provide the same Ancillary Function to CMTI at rates, terms and conditions no less favorable to CMTI than those provided by USWC to itself or to any other Party. The Ancillary Functions are described below. Additional descriptions and requirements for each Ancillary Function are set forth in Attachment 4.

          39.1 Collocation

          "Collocation" is the right of CMTI to obtain dedicated space in USWC Local Serving Office (LSO) or at other USWC locations and to place equipment in such spaces to interconnect with USWC's network. Collocation also includes USWC providing resources necessary for the operation and economical use of collocated equipment.

          39.2 Right of Way (ROW), Conduits and Pole Attachments

          "Right of Way" ("ROW") is the right to use the land or other property of another Party to place poles, conduits, cables, other structures and equipment, or to provide passage to access such structures and equipment. A ROW may run under, on or above public or private property (including air space above public or private property) and may include the right to use discrete space in buildings, building complexes or other locations.

          "Conduit" is a tube or protected trough that may be used to house communication or electrical cables. Conduit may be underground or above ground (for example, inside buildings) and may contain one or more innerducts.

                                                                 Contract-Part A

          "Pole Attachment" is the connection of a facility to a utility pole. Some examples of facilities are mechanical hardware, grounding and transmission cable, and equipment boxes.

          39.3 Unused Transmission Media

          "Unused Transmission Media" is physical inter-office transmission media (e.g., optical fiber, copper twisted pairs, coaxial cable) which has no lightwave or electronic transmission equipment terminated to such media to operationalize its transmission capabilities. This media may exist in aerial or underground structure or within a building.

40.       STANDARDS FOR ANCILLARY FUNCTIONS

          Each Ancillary Function shall meet or exceed the requirements set forth in the technical references, as well as the performance and other requirements identified herein.

          Each Ancillary Function provided by USWC to CMTI shall be at least equal in the quality of design, performance, features, functions and other characteristics, including, but not limited to, levels and types of redundant equipment and facilities for diversity and security, that USWC provides in USWC's network to itself, its own customers, its affiliates or any other entity.

          USWC shall provide to CMTI, upon reasonable request, such engineering, design, performance and other network data sufficient for CMTI to determine that the requirements of this Agreement are being met. In the event such data indicates the requirements of this Agreement are not being met, USWC shall, within thirty (30) days, cure any design, performance or other deficiency and provide new data sufficient for CMTI to determine that such deficiencies have been cured.

          USWC agrees to work cooperatively with CMTI to provide Ancillary Functions that will meet CMTI's needs in providing services to its customers.

          Unless otherwise designated by CMTI, each Ancillary Function provided by USWC to CMTI shall be made available to CMTI on a priority basis at least equal to the priorities USWC provides to itself, its customers, its Affiliates or any other entity.

                                                               Contract - Part A

                                 PARTV: PRICING

41.       GENERAL PRINCIPLES

          41.1 All services currently provided hereunder (including resold Local Services), Network Elements and Combinations and all new and additional services or Network Elements to be provided hereunder, shall be priced in accordance with all applicable provisions of the Act and the rules and orders of the Federal Communications Commission and any state public utility commission having jurisdiction over this Agreement.

          41.2 The cost, based on prices approved by the Commission, of providing branding of operator and directory assistance shall be borne by CMTI, if CMTI requests such branding. Upon approval by the Commission of the pricing, USWC may also recover the costs of branding repair and maintenance from CMTI, if CMTI requests such branding. USWC must file its proposed rates for repair and maintenance branding within forty-five (45) days of CMTI's specific request for such branding.

          41.3 With respect to interface costs, the Commission will project the demand for particular interfaces over the lives of the facilities and establish prices for each interface based on TELRIC costs plus a reasonable contribution from all future beneficiaries of each interface, including USWC if USWC benefits from an interface. USWC must develop such interfaces as are reasonably necessary for efficient operations.

          41.4 All services that USWC provides at retail to subscribers who are not telecommunications carriers shall be provided at wholesale rates. Wholesale rates shall be determined on the basis of retail rates charged to subscribers for the telecommunications service requested, excluding the portion thereof attributable to any marketing, billing, collection, and other costs that will be avoided by USWC.

          41.5 Special Construction Charges

                  When, for the purpose of reselling USWC services, CMTI asks USWC to build a facility in an area not yet served, or to provide more facility than USWC would otherwise provide its customers in fulfilling its responsibilities as a public utility, USWC may recover its excess costs. In such a case, USWC may recover its economically efficient charges, over and above those normally incurred in serving its own customers that result from CMTI's request to extend or expand CMTI's resold services. USWC shall not double recover charges. USWC's recovery will be limited to charges not already recovered in prices charged and will be limited to the level of benefit that CMTI experiences as a result of its request. If USWC or any third party or parties also benefit from the construction, USWC's recovery from CMTI will be limited to a percentage share of the total charges, based on a reasonable estimate of the benefits each party will receive.

                                                               Contract - Part A

          41.6 USWC has the right to recover costs, if they exist, incurred in unbundling network elements or interconnecting with CMTI. The price will be zero in the interim, subject to true up in the event the Commission identifies such costs in future proceedings.

          41.7 The Parties will provide for the allocation of development or modification costs of the network based on all beneficiaries' share of the traffic. Such cost should be TELRIC plus a reasonable contribution.

          41.8 Loop conditioning charges may be recovered by USWC via a recurring monthly TELRIC-based charge to CMTI as approved by the Commission in the generic cost proceeding initiated in the Commission's December 2,1996 Order in Docket No. P-442,421/M96-855, et al. In the interim, USWC shall have the right to recover, up front, its full loop conditioning costs.

          41.9 The price for custom routing will be provided on a case-by-case basis.

          41.10 If CMTI requests USWC to develop the capabilities to provide unbundled call completion services as provided for in Attachment 3, Section
7.2.2.10 of this Agreement, CMTI shall pay USWC the reasonable costs thereof. Prices should be TELRIC based, including development costs. USWC shall not impose volume and term requirements with such services.

          41.11 The Parties must use the FCC proxy rates in 47 CFR Section 51 3(c)(6) for collocation costs on an interim basis subject to true up. If the Parties cannot identify an applicable proxy price, the Parties must apply the corresponding rate approved by the Oregon Commission as the interim price.

          41.12 With respect to pole attachments, USWC may continue to charge the annual usage fee, make ready charges, labor charges and applications fees it has charged under the provisions of the 1978 Pole Attachment Act, except as modified by Section 703 of the Telecommunications Act of 1996 and by future FCC regulations. USWC may not, however, charge minimum purchase requirements to a requesting carrier.

42.       PRICE SCHEDULES

          42.1 Local Service Resale: The prices charged to CMTI for Local Service are set forth in Schedule I to this Agreement, and shall be wholesale rates determined on the basis of retail rates charged to subscribers for the Telecommunications Service requested, excluding the portion thereof attributable to any marketing, billing, collection and other costs that will be avoided by USWC, as specified in the Act or by the FCC and/or the Commission. All Telecommunications Services, including, but not limited to, promotions, pricing plans, custom offers and discounts for volume and term

                                                               Contract - Part A

commitments, shall be available to CMTI at wholesale rates and on no less favorable terms than those USWC makes available to its end-users. In no event shall CMTI be required to agree to volume or term commitments as a condition for obtaining Local Service at wholesale rates.

          42.2 Unbundled Network Elements - Schedule 2

          (a) Prices for transport and termination are set forth in Schedule 2 to this Agreement.

          (b) Based upon the Commission Order dated December 2,1996, the Parties will charge symmetrical rates, based on an appropriate cost model, for termination and transport to the extent the relevant CMTI switch has the capability of serving the same geographic area as USWC's tandem switch.

          (c) Charges for Network Elements will be based on a flat rate, a usage sensitive rate, or a combination of both as follows:

-         Loop distribution: flat rate.
-         Loop concentration/multiplexer: flat rate.
-         Loop feeder: flat rate.
- Switching: Flat rate per line; usage sensitive rate based on calling volumes.
-         Operator systems: flat rate per message.
-         Dedicated transport: flat rate.
-         Common transport: usage sensitive rate.
- Tandem switching: flat rate for dedicated and common trunk interconnection plus usage sensitive rate for switching function.
-         Signaling links: flat rate per month.
-         Signal transfer point: [to be provided]
-         Service control point: flat rate per queries or data dips.

43.       RESERVATION OF RIGHTS

          43.1 The Parties acknowledge that the terms of this Agreement were established pursuant to an order of the Commission. Any or all of the terms of this Agreement may be altered or abrogated by a successful challenge to this Agreement (or the order approving this Agreement) as permitted by applicable law. By signing this Agreement, the Parties do not waive their right to pursue such a challenge.

                                                               Contract - Part A

          IN WITNESS WHEREOF, the Parties hereto have caused this Agreerment to be executed by their respective duly authorized representatives.

*CADY TELEMANAGEMENT, INC.                    U S WEST COMMUNICATIONS, INC.

By: /s/ Richard A. Smith                      By: /s/ Katherine L. Fleming
   --------------------------------              ---------------------------------------
   Name: Richard A. Smith                        Name: Katherine L. Fleming
   Title:   Chief Operating Officer              Title: Vice President - Interconnection
Date:   August 6, 1999                        Date:    8/16/99

         *This Agreement is made pursuant to Section 252(i) of the Act and is premised upon the interconnection agreement between AT&T Corp and USW (the "Underlying Agreement"). The Underlying Agreement was approved by the Commission on March 14, 1997. CTMI is adopting the terms of the Underlying Agreement, pursuant to Section 252(i) of the Telecommunications Act of 1996 ("Act"), in its entirety, subject to the following:

1. The Parties shall request the Commission to expedite its review and approval of this Agreement.

2. Notwithstanding the mutual commitments set forth herein, the Parties are entering into this Agreement without prejudice to any positions they have taken previously, or may take in the future, in any legislative, regulatory, or other public forum addressing any matters, including those relating to the types of arrangements contained in this Agreement. During the MPUC's proceeding to review and approve the Parties' Interconnection Agreement, either party may point out that it has objected, and continues to object, to the inclusion of the terms and conditions to which it objected in the proceedings involving the approval of the Underlying Agreement.

3. This Agreement contains provisions based upon the decisions and orders of the courts, the FCC, and the Commission. To the extent either Party believes a subsequent final judicial or regulatory decision or order requires a change in the Parties' Interconnection Agreement, such Party may negotiate such change with the other Party in accordance with the terms of the Underlying Agreement.

                                                               Contract - Part A


4. Subsequent to the execution of this Agreement, the FCC or the Commission may issue decisions or orders that change or modify the rules and regulations governing implementation of the Act. If a final decision or order regarding such changes or modifications alters the state of the law upon which the Underlying Agreement was obtained, then either Party may seek to amend this Agreement to reflect such changes in accordance with the terms of the Underlying Agreement.

5. Where the parties fail to agree upon any amendment contemplated hereinabove, the dispute shall be resolved in accordance with the Dispute Resolution provision of this Agreement.